Exhibit 6

Trading Data for CapGen Capital Group VI LP(1)

The following tables set forth all transactions in the Common Stock effected in the past sixty days by the Reporting Persons. All such transactions were effected in the open market through brokers and the price per share is net of commissions.

Reporting Person	Date	Buy/ Sell	No. of Shares	Price/ Share	Where/ How Effected	Security
CapGen Capital Group VI LP	3/26/2018	Sell	25,600	$37.0429(2)	Open Market/Broker	Common Stock
CapGen Capital Group VI LP	3/27/2018	Sell	20,000	$37.2141(3)	Open Market/Broker	Common Stock
CapGen Capital Group VI LP	3/28/2018	Sell	30,000	$36.9991(4)	Open Market/Broker	Common Stock
CapGen Capital Group VI LP	3/29/2018	Sell	8,515	$36.9991(5)	Open Market/Broker	Common Stock
CapGen Capital Group VI LP	4/3/2018	Sell	27,500	$36.4417(6)	Open Market/Broker	Common Stock
CapGen Capital Group VI LP	4/4/2018	Sell	38,000	$36.5459(7)	Open Market/Broker	Common Stock
CapGen Capital Group VI LP	4/5/2018	Sell	45,000	$36.6561(8)	Open Market/Broker	Common Stock
CapGen Capital Group VI LP	4/6/2018	Sell	10,000	$36.7127(9)	Open Market/Broker	Common Stock
CapGen Capital Group VI LP	4/9/2018	Sell	25,634	$36.4569(10)	Open Market/Broker	Common Stock
CapGen Capital Group VI LP	4/10/2018	Sell	54,100	$36.5554(11)	Open Market/Broker	Common Stock
CapGen Capital Group VI LP	4/11/2018	Sell	10,000	$36.3997(12)	Open Market/Broker	Common Stock
CapGen Capital Group VI LP	4/12/2018	Sell	60,000	$36.7172(13)	Open Market/Broker	Common Stock
CapGen Capital Group VI LP	4/16/2018	Sell	20,000	$36.4759(14)	Open Market/Broker	Common Stock
CapGen Capital Group VI LP	4/17/2018	Sell	10,000	$36.5152(15)	Open Market/Broker	Common Stock
CapGen Capital Group VI LP	4/18/2018	Sell	5,500	$36.3992(16)	Open Market/Broker	Common Stock
CapGen Capital Group VI LP	4/19/2018	Sell	50,000	$36.2410(17)	Open Market/Broker	Common Stock
CapGen Capital Group VI LP	4/20/2018	Sell	40,000	$36.4788(18)	Open Market/Broker	Common Stock
CapGen Capital Group VI LP	4/23/2018	Sell	22,600	$36.8340(19)	Open Market/Broker	Common Stock
CapGen Capital Group VI LP	4/24/2018	Sell	75,800	$37.3456(20)	Open Market/Broker	Common Stock
CapGen Capital Group VI LP	4/25/2018	Sell	145,232	$38.3276(21)	Open Market/Broker	Common Stock
CapGen Capital Group VI LP	4/26/2018	Sell	62,900	$38.5050(22)	Open Market/Broker	Common Stock
CapGen Capital Group VI LP	4/27/2018	Sell	35,600	$38.5946(23)	Open Market/Broker	Common Stock

__________

(1)
The prices listed below represent the average prices at which the amount of shares of Common Stock listed in each row were sold (full detailed information regarding the Common Stock sold and the corresponding prices will be provided upon request).

(2)	The range of prices for these sales was $37.00 to $37.20.
(3)	The range of prices for these sales was $37.16 to $37.30.
(4)	The range of prices for these sales was $36.99 to $37.00.
(5)	The range of prices for these sales was $36.99 to $37.00.
(6)	The range of prices for these sales was $36.40 to $36.50.
(7)	The range of prices for these sales was $36.40 to $36.73.
(8)	The range of prices for these sales was $36.61 to $36.87.
(9)	The range of prices for these sales was $36.60 to $36.75.
(10)	The range of prices for these sales was $36.50 to $36.55.
(11)	The range of prices for these sales was $36.40 to $36.69.
(12)	The range of prices for these sales was $36.39 to $36.41.
(13)	The range of prices for these sales was $36.50 to $36.90.
(14)	The range of prices for these sales was $36.40 to $36.50.
(15)	The range of prices for these sales was $36.50 to $36.52.
(16)	The range of prices for these sales was $36.39 to $36.40.
(17)	The range of prices for these sales was $36.20 to $36.30.
(18)	The range of prices for these sales was $36.60 to $36.40.
(19)	The range of prices for these sales was $36.90 to $36.74.
(20)	The range of prices for these sales was $37.72 to $38.86.
(21)	The range of prices for these sales was $37.84 to $38.65.
(22)	The range of prices for these sales was $38.47 to $38.60.
(23)	The range of prices for these sales was $38.51 to $38.72.